Exhibit 99.1

Mondee Announces $85 Million Preferred Equity Financing to Support its Expansion Strategy

AUSTIN, Texas September 29, 2022- Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), the high-growth, travel technology company and marketplace, with a portfolio of globally recognized platforms and brands in the leisure and corporate travel sectors, today announced that it closed a private offering (the “Preferred Financing”) of $85 million of its Series A Preferred Stock (the “Preferred Stock”). Proceeds from the Preferred Financing will be used to fund Mondee’s M&A strategy, other growth opportunities and general corporate purposes.

The proceeds from the Preferred Financing shall be paid in full without an Original Issuer Discount (OID), and will be puttable to the Company by the investors commencing on the fifth anniversary of the closing date, carrying an initial annual dividend of SOFR plus 7%, payable quarterly, which at the option of the Company can be paid in cash or payment in kind (PIK). The Preferred Stock is a non-dilutive instrument as it is not convertible into common equity. The Preferred Financing also includes the issuance of 1.275 million warrants at an exercise price of $11.50.

“Having acquired 14 businesses in its 11-year history, Mondee has a track record of well calibrated and successfully integrated M&A transactions, opening up new products and markets, while at the same time delivering strong revenue and cost synergies,” said Prasad Gundumogula, Mondee’s Chairman, CEO, Founder. “The Preferred Financing will allow us to execute this strategy without issuing dilutive equity or a hybrid instrument that would ultimately dilute our common shareholders,” Mr. Gundamogula continued.

AXIA Capital Markets served as sole placement agent for the Preferred Financing. Reed Smith LLP served as legal advisor to Mondee.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company. The securities referenced herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About Mondee

Mondee is a group of leading travel technology, service, and content companies driving disruptive innovative change in the leisure and corporate travel markets. They deliver a revolutionary technology platform of SaaS, mobile, and cloud products and services to a global customer base, processing over 50 million daily searches and multi-billion dollars of transactional volume yearly. The Company is connecting a network of 50,000+ leisure travel advisors and gig economy workers to 500+ airlines and over 1 million hotel and vacation rentals, packaged solutions and ancillary offerings. Founded in 2011, Mondee is headquartered in Austin, Texas, with 17 offices in the USA and Canada, and operations in India, Thailand, and Ireland. On July 18, 2022, Mondee completed a business combination with ITHAX Acquisition Corp., a former Cayman Islands exempted company, and has been trading as a publicly listed company on Nasdaq since July 19, 2022 under the ticker symbol “MOND”. For more information, please visit https://www.mondee.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of federal securities law. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future growth, performance, business prospects and opportunities, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans, forecasts, and other expectations after the recently completed business combination between ITHAX Acquisition Corp. and Mondee Holdings II, Inc., the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability to meet Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s registration statement on Form S-4 relating to the business combination declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2022, the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2022, and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which such statement is being made, or to reflect the occurrence of unanticipated events.

For Further Information, Contact:

Public Relations
pr@mondee.com

Investor Relations
ir@mondee.com